UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 17, 2016 (August 11, 2016)

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

701 S Taylor Street
Suite 470, LB 113
Amarillo, Texas 79101
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERD SALE OF EQUITY SECURITIES

On August 11, 2017, Willard McAndrew III was appointed our Chief Executive Officer.

On August 11, 2017, Mr. McAndrew entered into an employment agreement with us, where, among other things, Mr. McAndrew was awarded a signing bonus of $100,000, an annual salary of $250,000 plus a discretionary bonus to be determined by the board of directors, plus the options to acquire up to 15,000,000 shares of our common stock pursuant to two (2) stock option grants for a total of 15,000,000 shares of our common stock.

On the same date, Jed Miesner entered into a similar agreement with us, wherein Mr. Miesner was retained by us as our President. Mr. Miesner previously severed as our Chief Executive Officer and will continue to serve as our President. Under our agreement with Mr. Miesner, Mr. Miesner will be paid a signing bonus of $100,000, an annual salary of $250,000 plus a discretionary bonus to be determined by the board of directors, plus the options to acquire up to 5,000,000 shares of our common stock pursuant to one (1) stock option grant for a total of 5,000,000 shares of our common stock.

On the same date, Stephen Salgado entered into a similar agreement with us, wherein Mr. Salgado will continue to serve as our Chief Financial Officer. Under our agreement with Mr. Salgado, Mr. Salgado will be paid a signing bonus of $33,000, an annual salary of $125,000 plus a discretionary bonus to be determined by the board of directors, plus the options to acquire up to 1,750,000 shares of our common stock pursuant to one (1) stock option grant for a total of 1,750,000 shares of our common stock.

The foregoing shares will be issued pursuant to the exemption provide for under Section 4(a)(2) of the Securities Act of 1933, as amended. The purchasers are "sophisticated investors" and are were furnished with the same information provided for in Part I of a Form S-1 registration statement.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS.

On August 11, 2017, Jed Miesner resigned as our Chief Executive Officer.

On August 11, 2017, Willard McAndrew III was appointed our Chief Executive Officer. Willard G. McAndrew III, 62, has had forty-seven years of experience in the energy industry from field operations to refining. Since December 2006 Mr. McAndrew has served as the Chairman, CEO and President of Xtreme Oil & Gas, Inc. He began his career in 1969, gaining experience working for Hercules Drilling Company as a roustabout in South Louisiana. Mr. McAndrew attended Louisiana State University and severed honorably in the United States Marine Corps. Later, he joined Exxon Corporation Refinery's Distillation and Specialties division in Baton Rouge, Louisiana, becoming the fourth generation in his family to work for Exxon.  Mr. McAndrew has served as President and owner of several small companies that were involved in all phases of the oil and gas business from drilling, reworking, completion, leases etc. He has been a consultant since 1990 to companies and is responsible for the structure, formation and marketing of partnerships and energy financing. Mr. McAndrew was the COO and Director of Torchlight Energy Resources, Inc. (NASDAQ: TRCH) for three years from September 2013 to October 2016.

On August 11, 2017, Mr. McAndrew entered into an employment agreement with us, where, among other things, Mr. McAndrew was awarded a signing bonus of $100,000, an annual salary of $250,000 plus a discretionary bonus to be determined by the board of directors, plus the options to acquire up to 15,000,000 shares of our common stock pursuant to two (2) stock option grants for a total of 15,000,000 shares of our common stock

On the same date, Jed Miesner entered into a similar agreement with us, wherein Mr. Miesner was retained by us as our President. Mr. Miesner previously severed as our Chief Executive Officer and will continue to serve as our President. Under our agreement with Mr. Miesner, Mr. Miesner will be paid a signing bonus of $100,000, an annual salary of $250,000 plus a discretionary bonus to be determined by the board of directors, plus the options to acquire up to 5,000,000 shares of our common stock pursuant to one (1) stock option grant for a total of 5,000,000 shares of our common stock.

Mr. Miesner was has been the Chairman of the Board of Directors since May 14, 2015. Mr. Miesner was our principal executive officer and president from May 14, 2015 to April 29, 2016, and again from January 30, 2017 to August 11, 2017. Mr. Miesner began his career in the oil and gas industry on a drilling rig in the Texas Panhandle in 1978. In 1982, he became involved with production where he helped install CO2 flood operations. Mr. Miesner later joined Exxon USA and remained with the company for 13 years. Drawing on his experience at Exxon, Mr. Miesner formed his own oil and gas company, L&R Energy Corporation, in 1994, and was involved in drilling projects throughout Texas and Oklahoma. In 2002, Mr. Miesner founded Jilpetco, Inc., an oil and gas operating company which was eventually sold to us, as well as Petro Pro, Ltd., which is currently involved in multiple purchase and sale transactions throughout Texas, Oklahoma, Wyoming and Louisiana. Building upon his successes at Jilpetco, Inc., Mr. Miesner founded Amazing Energy, LLC in 2008 and formed Amazing Energy, Inc. in 2010 to potentially serve as the vehicle to take the company public.

Mr. Miesner was paid the following compensation for the fiscal years ending July 31, 2016 and 2015 prior to his resignation a principal executive officer and president on April 29, 2016.

Jed Miesner		Salary	Stock Awards	Option Awards	Total

Principal Executive Officer (resigned 8/11/2017)	07/31/2016	-	-	-	-
Principal Executive Officer and President (resigned 4/29/2016)	07/31/2015	-	15,000	-	15,000

Mr. Miesner did not receive any compensation as a member of the board of directors during the fiscal year ended July 31, 2017.

During the fiscal years ended July 31, 2017, the following related party transactions occurred:

The Company has a continuous field operating agreement with Jilpetco, Inc. which is owned by us and was formerly owned by Mr. Miesner.

On January 3, 2011, the Company formalized a loan agreement with Jed Miesner, the Company's CEO, President and Chairman of the Board of Directors for $1,940,000. These notes are scheduled to mature on December 31, 2030, bear interest at the rate of 8% per annum, and are collateralized with a leasehold deed of trust covering certain leasehold interests in Pecos County, Texas. At July 31, 2016 and 2015 the short-term components of this loan were $191,029 and $291,559 respectively. The long-term amounts at July 31, 2016 and 2015 were $1,748,971 and $1,648,441 respectively.

Amazing Energy, LLC. (a wholly owned subsidiary of the Company) entered into a $2,000,000 line of credit facility on December 30, 2010, with JLM Strategic Investments an entity controlled by Jed Miesner. Funds advanced on the line of credit mature on December 31, 2030, bear interest at the rate of 8% per annum and are collateralized with a leasehold deed of trust covering certain leasehold interests in Pecos County, Texas. At July 31, 2016 and 2015 the short-term components of this loan were $30,162 and $62,138 respectively. The long-term amounts at July 31, 2016 and 2015 were $11,008 and $266,335 respectively. There was a reduction in this debt of $287,303 on July 31, 2016 by the issuance of the Series A Preferred Stock.

On December 30, 2010, Amazing Energy, LLC, formalized loan agreements with Petro Pro Ltd., an entity also controlled by Jed Miesner for $1,100,000. These notes are scheduled to mature on December 31, 2030, bear interest at the rate of 8% per annum and are collateralized with a leasehold deed of trust covering certain leasehold interests in Pecos County, Texas. At July 31, 2016 and 2015 the short-term components of this loan were $108,315 and $165,317 respectively. The long-term amounts at July 31, 2016 and 2015 were $991,685 and $934,683 respectively.

As of July 31, 2016 and 2015, the accrued and unpaid interest due to related parties was $0 and $343,219, respectively. At July 31, 2016, $612,697 of accrued interest due to related parties was paid by the issuance of the Series A Preferred Stock. Related party interest expense for the years ended July 30, 2016 and 2015 was $269,722 and $231,031 respectively.

Effective July 31, 2016, the Company authorized the issuance of 9,000 shares of Preferred Series A stock with par value of $0.01 per share. The issue price is at $100 per share. These shares were issued to Jed Miesner, the company controlling shareholder, in exchange for cancellation of related party interest payable in the amount of $612,697 and debt payable to JLM Strategic Investments, LP in the amount of $287,303.

The only family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer is between Jed Miesner and Stephen Salgado who serves as our chief financial officer, secretary and comptroller. Jed Miesner's oldest daughter is Mr. Salgado's wife. Mr. Miesner and Mr. Salgado have worked with each other for 12 years.

Other than as described in the related party transactions set forth above, there are no material plans, contracts or arrangements to which Mr. Miesner is a party.

Mr. McAndrew has no current or previous family relationship with us.

On August 11, 2017, Stephen Salgado entered into an employment agreement with us, wherein Mr. Salgado will continue to serve as our Chief Financial Officer. Under our agreement with Mr. Salgado, Mr. Salgado will be paid a signing bonus of $33,000, an annual salary of $125,000 plus a discretionary bonus to be determined by the board of directors, plus the options to acquire up to 1,750,000 shares of our common stock pursuant to one (1) stock option grant for a total of 1,750,000 shares of our common stock.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 16, 2017, we issued press releases announcing Willard McAndrew III was appointed our Chief Executive Officer.

On the same date, we issued a press release announcing we had retained MZ Group as its investor relations advisor.

ITEM 8.01	OTHER EVENTS

The board of directors unanimously approved increasing the board of directors to nine (9) persons.

ITEM 9.01	EXHIBITS

Exhibits	Document Description

10.1*	Employment Agreement – Willard McAndrew
10.2*	Stock Option Agreement with Willard G. McAndrew III dated August 11, 2017
10.3*	Stock Option Agreement with Willard G. McAndrew III dated August 11, 2017
10.4*	Employment Agreement – Jed Miesner
10.5*	Stock Option Agreement with Jed Miesner dated August 11, 2017
10.6*	Employment Agreement – Stephen Salgado
10.7*	Stock Option Agreement with Stephen Salgado dated August 11, 2017
99.1	Press Release
99.2	Press Release

    *            These exhibits will be filed with our Form 10-K for the year ended July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of August 2017.

AMAZING ENERGY OIL AND GAS, CO.

BY:	WILLARD McANDREW
Willard McAndrew III, Chief Executive Officer